Exhibit 10.15
FORM OF RESTRICTED STOCK AWARD
UNDER THE SACHEM CAPITAL CORP.
2025 OMNIBUS INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Name of Participant:
No. of Shares:    17,241
Grant Date:    July 31, 2025
Pursuant to the Sachem Capital Corp. 2025 Omnibus Incentive Plan (the “Plan”) as amended through the date hereof, Sachem Capital Corp. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Participant named above. Upon acceptance of this Award, the Participant shall receive the number of shares of common stock, par value $0.001 per share (the “Shares”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Participant of consideration with respect to the par value of the Shares in the form of cash, past or future services rendered to the Company by the Participant or such other form of consideration as is acceptable to the Committee.
1.Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Participant’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Participant shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Participant shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.
2.Restrictions and Conditions.
(a)Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant prior to vesting.
(c)If the Participant’s Continuous Service with the Company and any Related Entities is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
3.Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Participant remains in a Continuous Service with the Company or a Related Entity on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date
17,241 (100%)	July 31, 2025

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.
4.Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Participant; provided, that, with respect to any shares of Restricted Stock that is subject to performance-based vesting conditions, dividends shall be accrued (without interest and earnings) and will only be paid if and to the extent such shares of Restricted Stock (or portion of the shares of Restricted Stock to which the dividend relates) vest.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4(a) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Transferability. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.Tax Liability.
(a)The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with this Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the shares of Restricted Stock, the delivery of Shares, the subsequent sale of any Shares and the recipient of any dividends subject to the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.
(b)The Participant shall, not later than the date as of which the receipt of this Award becomes a taxable event that the Company determines may result in any tax withholding obligation for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued or released by the transfer agent to the Participant, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Participant on account of such transfer.
8.Election Under Section 83(b). The Participant may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Participant makes such an election, he or she agrees to provide a copy of the election to the Company. The Participant acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
9.No Obligation to Continuous Service. Neither the Company nor any Related Entity is obligated by or as a result of the Plan or this Agreement to continue the Participant in Continuous Service and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Related Entity to terminate the Continuous Service of the Participant at any time.
10.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant by the Company at the address on file with the Company or electronically through the use of an online process such as the Company’s platform or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
SACHEM CAPITAL CORP.

By:
    Title: Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.
Dated:
Participant’s Signature

Participant’s name and address: